Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ENSERVCO CORPORATION

(Name of Registrant as Specified In Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENSERVCO CORPORATION

501 South Cherry Street, Suite 1000
Denver, CO 80246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING
TO BE HELD ON JUNE 21, 2017

May 12, 2017

Fellow Stockholders:

Notice is given that the Annual Meeting of Stockholders of Enservco Corporation (“Enservco”) will be held June 21, 2017, at 10:00 a.m., local time, to be held at 501 S. Cherry Street, Suite 100, Denver, Colorado 80246 (the “Meeting”). At the Meeting, Enservco will submit the following two proposals to its stockholders for approval:

1.	To elect six directors for the ensuing year.
2.	To ratify and approve the appointment of EKS&H, LLLP, as Enservco's independent registered accounting firm for the year ended December 31, 2017.

The foregoing items of business are described more fully in the accompanying Proxy Statement.  Any other business that may properly come before the Meeting will also be conducted. The Board of Directors is not aware of any other business to come before the Meeting.

The Board of Directors set April 24, 2017 as the record date for the Meeting. Only holders of record of our common stock as of close of business on April 24, 2017 will be entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof.

The Company recommends the approval of all the above-listed proposals. Please vote promptly by signing, dating and returning the enclosed proxy card, voting by telephone, or voting on the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. In the event that a stockholder decides to attend the Meeting, it, he or she may, if so desired, revoke the proxy by voting the shares in person at the Meeting. If you plan to attend the Meeting, please ensure that you have an admission ticket or other authorization from the record holder of your shares.

EACH STOCKHOLDER, WHETHER OR NOT THE STOCKHOLDER PLANS TO ATTEND THE MEETING, IS REQUESTED TO VOTE BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD OR VOTING BY TELEPHONE OR INTERNET. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE THE PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

Sincerely,

/s/ Ian Dickinson

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF ENSERVCO’S

PROXY STATEMENT

We will be using the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or before May 12, 2017, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at: www.edocumentview.com/ENSV.

2017 PROXY STATEMENT
TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL NO. 1 ELECTION OF DIRECTORS	6
PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	8
CORPORATE GOVERNANCE	9
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	16
COMPENSATION OF DIRECTORS	23
EQUITY COMPENSATION PLAN INFORMATION	24
ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION	25
OTHER MATTERS	25
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	25
STOCKHOLDER PROPOSALS	26
Appendix A -- Form of Proxy Card

ENSERVCO CORPORATION

501 South Cherry Street, Suite 1000
Denver, CO 80246

__________________________________________________________________________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 21, 2017 at 10:00 a.m. Mountain Time

___________________________________________________________________________

May 12, 2017

Fellow Stockholders:

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Enservco Corporation (“Enservco” or the “Company”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) to be held at 501 South Cherry Street, Suite 100, Denver, Colorado 80246 on June 21, 2017, at 10:00 a.m. local time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement (including the Notice of Annual Meeting of Stockholders) is first being made available to stockholders beginning on or before May 12, 2017. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements (“Annual Report”), was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2017. This Proxy Statement and the Annual Report are collectively referred to herein as the “Meeting Materials.”

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Notice and Access Model

We are making the Meeting Materials available to stockholders on the Internet under the SEC’s Notice and Access model. On or before May 12, 2017, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in lieu of mailing a full printed set of the Meeting Materials. Accordingly, our Meeting Materials are first being made available to our stockholders on the Internet at www.edocumentview.com/ENSV, on or before May 12, 2017. The Notice includes instructions for accessing the Meeting Materials and voting by mail, telephone or on the Internet. You will also find instructions for requesting a full printed set of the Meeting Materials in the Notice.

We believe the electronic method of delivery under the Notice and Access model will decrease postage and printing expenses, expedite delivery of proxy materials to you and reduce our environmental impact. We encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice for requesting such materials.

Solicitation/Cost of the Meeting

The enclosed proxy is being solicited by the Company’s Board of Directors. The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or email by directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the Company’s shares.

Record Date, Voting Rights, and Votes Required

Holders of shares of Enservco common stock (the “Common Stock”) at the close of business on April 24, 2017 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. As of the Record Date, 51,067,660 shares of Company’s Common Stock were outstanding.

For all Proposals, holders of Common Stock are entitled to one vote per share. Cumulative voting is not permitted in the election of directors or any of the proposals being submitted to the stockholders at the Meeting.

For all Proposals the presence in person or by proxy of the holders of one-third of the votes entitled to be cast as of the Record Date constitute a quorum for the transaction of business at the Meeting. The presence in person or by proxy of the holders of votes entitled to be cast of at least 17,022,554 votes at the Meeting is required for a quorum.

In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.

As to the election of directors under Proposal No. 1, the proxy card being provided by the Board enables a stockholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. If a quorum is present, Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the other nominees being proposed is withheld.

If a quorum is present, the affirmative vote of a majority of the votes cast on the matter is required to approve Proposal No. 2. As to Proposal No. 2, a stockholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal. Abstentions and broker non-votes will not have an effect on this proposal.

Proposal No. 2 is advisory in nature and non-binding on the Company; however, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the Company’s independent auditor selection.

Voting

Whether you plan to attend the Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive by the Meeting through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted “FOR” the slate of directors described herein, and “FOR” Proposal No. 2. Voting by proxy will not affect your right to attend the Meeting. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company’s corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person. If you plan to attend the Meeting, please ensure that you have an admission ticket or other authorization from the record holder of your shares.

Registered Holder

If your shares are registered directly in your name through our stock transfer agent, Computershare, Inc. (“Computershare”), or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendation of our Board of Directors as noted above.

•	In person at the Meeting. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at June 21, 2017 at 1:00 a.m. Central Time.

Beneficial Holder

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Meeting, you should contact the broker or agent to obtain a legal proxy or broker’s proxy card and bring it with you to the Meeting in order to vote. You will not be able to vote at the Meeting unless you have a proxy card from your broker.

No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

Proposals by Security Holders and Other Matters

No stockholder has requested that we include any additional proposals in this Proxy Statement or otherwise requested that any proposals be submitted to the stockholders at the Meeting. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters properly are presented to the stockholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Forward-Looking Statements

This Proxy Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Proxy Statement, our potential business, financial condition, results of operations, strategies, or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends, or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” included in our other filings with the Securities and Exchange Commission (“SEC”), including the disclosures set forth in Item 1A of our Form 10-K for the year ended December 31, 2016. Furthermore, such forward-looking statements speak only as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

As of the Record Date the Company had 51,067,660 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person who serves as a director and/or an executive officer of the Company on that date, and the number of shares beneficially owned by all of the Company’s directors and named executive officers as a group. To the extent any of the named stockholders own derivative securities that are vested or otherwise exercisable into shares of our Common Stock these securities are included in the column regarding that stockholders’ Common Stock beneficial ownership (as required by Rule 13d-3(a)) and the material terms of such derivative securities are explained in the notes to the table.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock
Named Executive Officers and Directors
Rick D. Kasch	2,868,491 (3)	5.5%
Richard A. Murphy	9,225,017 (4)	18.0%
Keith J. Behrens	200,000 (5)	*
William A. Jolly	119,817 (6)	*
Robert S. Herlin	135,000 (7)	*
Christopher D. Haymons	-	*
Robert J. Devers	389,315 (8)	*
Austin Peitz	622,186 (9)	1.2%
All current executive officers and directors as a group (8 persons)	13,559,826	25.4%

Notes to Security Ownership of Management and Directors table shown above:

* The percentage of common stock beneficially owned is less than 1%.

(1)	The address of the beneficial owners in each case is c/o Enservco Corporation, 501 S. Cherry Street, Suite 1000, Denver, CO 80246

(2)	Calculated in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(3)

Consists of (i) 1,899,324 shares of common stock owned by Mr. Kasch; (ii) warrants to acquire 37,500 shares exercisable at $0.55 per share through November 2, 2017 and (iii) options to acquire 931,667 shares of common stock which are vested or will vest within 60 days.

(4)

Consists of (i) 73,900 shares of common stock owned directly by Mr. Murphy; (ii) options to acquire 50,000 shares of common stock to Mr. Murphy which are vested or will vest within 60 days; and (iii) 8,916,117 shares held by Cross River Partners, L.P. Mr. Murphy is the managing member of the general partner of Cross River Partners, L.P.

(5)	Consists of options to acquire 200,000 shares of common stock which are vested or will vest within 60 days.

(6)	Consists of (i) 19,817 shares of common stock owned by Mr. Jolly and (ii) options to acquire 100,000 shares of common stock which are vested or will vest within 60 days.

(7)	Consists of (i) 35,000 shares of common stock owned by Mr. Herlin and (ii) options to acquire 100,000 shares of common stock which are vested or will vest within 60 days.

(8)	Consists of (i) 4,315 shares of common stock owned by Mr. Devers and (ii) options to acquire 385,000 shares of common stock which are vested or will vest within 60 days.

(9)	Consists of (i) 98,853 shares of common stock owned by Mr. Peitz and (ii) options to acquire 523,333 shares of common stock which are vested or will vest within 60 days.

Security Ownership of Certain Beneficial Owners

As of the Record Date, the Company is not aware of any persons that beneficially own more than 5% of its outstanding common stock who do not serve as an executive officer or director of the Company, except as follows:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Beneficial owners of more than 5% of outstanding common stock
Cross River Partners, L.P. 456 Main Street, 2nd Floor Ridgefield, CT 06877	9,175,017 (2)	18.0%
Leroy Landhuis c/o Alan Vancil 212 N. Wahsatch Ave., Suite 301 Colorado Springs, CO 80903	4,732,319 (3)	9.3%
AWM Investment Company c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, NY 10022	3,750,000 (4)	7.3%
Debra Herman Post Office Box 81740 Las Vegas, NV 89180	3,033,660 (5)	5.9%
Putnam Investments, LLC One Post Office Square Boston, MA 02109	2,963,400 (6)	5.8%

(1)	Calculated in accordance with 1934 Act Rule 13d-3, as amended.

(2)

Based solely on information in a Form 4 filed December 14, 2016 by Cross River Partners LP. The following persons share voting and dispositive power with respect to the foregoing shares beneficially owned: Cross River Capital Management LLC (a Delaware limited liability company) and Richard Murphy, an individual and director of the Company.

(3)	Based on information in a Schedule 13D report dated February 28, 2017 by Leroy Landhuis.

(4)

Based on information in a Schedule 13G report dated February 10, 2017 by AWM Investment Management Inc. AWM Investment Company, Inc., a Delaware Corporation (“AWM”), is the investment adviser to Special Situations Cayman Fund, L.P. (“CAYMAN” and Special Situations Fund III QP, L.P. (“SSFQP”)). As the investment adviser to the Funds, AWM holds sole voting and investment power over 937,500 shares of Common Stock of the Company held by CAYMAN and 2,812,500 Shares held by SSFQP.

(5)

Based solely on information in a Form 4 filed November 23, 2015. The following persons share voting and dispositive power with respect to the foregoing shares beneficially owned: Michael Herman, Mrs. Herman’s spouse.

(6)	Based on information in a Schedule 13G report dated February 14, 2017 by Putnam Investments, LLC.

Changes in Control

There are no arrangements known to the Company which may result in a change in control of the Company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The following persons, all whom are currently members of the Board of Directors, have been nominated by the Board of Directors for election to the Company’s Board of Directors:

Keith J. Behrens, Age 51     Mr. Behrens was appointed to the Company’s Board of Directors on June 20, 2014. Mr. Behrens joined Stephens, Inc. in May 2009 as a Managing Director. Prior to joining Stephens, Inc. Mr. Behrens was a Co-Founder and a Managing Partner of Energy Capital Solutions. Mr. Behrens has over 24 years of investment banking experience with major investment banking firms including Bear Stearns and Wasserstein Perella. He has focused most of his career in covering primarily exploration and production companies as well as other energy-related companies. Mr. Behrens has generated and led the execution of various M&A, public & private equity and senior & mezzanine debt transactions representing 150 transactions and approximately $30 billion in transaction volume. In addition to his extensive transaction experience, Mr. Behrens served as Chairman of the IPAA’s 2013 Private Capital Conference and is active in several energy industry organizations. He was formerly on the Advisory Council for the Energy Management and Innovation Center at the University of Texas at Austin McCombs School of Business. Mr. Behrens received his BBA and MBA from the University of Texas at Austin. Mr. Behrens is not on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934.

Ian E. Dickinson, Age 44     Mr. Dickinson was appointed to the Company’s Board of Directors on May 9, 2017. Mr. Dickinson joined the Company from Caddis Capital Investments, LLC (“Caddis”), an actively managed private equity firm, where he had been a partner since July, 2016. Prior to joining Caddis, Mr. Dickinson served as President and Chief Executive Officer of Premier Oilfield Equipment Company from its acquisition by Altira Group, LLC in February, 2012, until July, 2016. Prior to that, Mr. Dickinson served as Senior Vice President of Finance at Startek, Inc., a global contact center outsource services provider, from March 2011 until February, 2012, and as Managing Director at Slalom Consulting, LLC, leading the CFO Advisory Services practice from October, 2009 until March, 2011. His previous experience includes CFO and corporate development roles at several private equity and venture capital backed companies. Mr. Dickinson began his career in various and expanding leadership roles in finance and M&A at Quest Communications (acquired by CenturyLink), Nextel (acquired by Sprint), and ADT Security Services. Mr. Dickinson is a member of Young President Organization – Colorado Chapter, and currently serves on the Board of Directors of Fox Management, LLC (a non-reporting company) and the ACE Scholarships Advisory Board. Mr. Dickinson is a graduate of Fort Lewis College in Durango, Colorado.

Christopher D. Haymons, Age 46     Mr. Haymons was appointed to the Company's Board of Directors on January 27, 2017. Mr. Haymons is co-founder and Partner of Industria Partners, LLC, a strategic advisory and merchant banking firm focused on providing capital, restructuring, and M&A services to energy and industrial companies. Prior to co-founding Industria, Mr. Haymons was a Partner at St. Charles Capital, LLC, where he played a senior leadership role as the founder and managing director of the Energy Services & Technology Group, until St. Charles Capital, LLC was acquired by KPMG LLP in 2014. Previously, he was senior managing director, head of Investment Banking and head of the Industrials Group for Headwaters MB. He began his career with Dain Bosworth and Green Manning & Bunch. Mr. Haymons brings to Enservco 25 years of experience in investment banking, corporate finance, M&A, and merchant banking transactions. He is a graduate of The Colorado College. Mr. Haymons also serves on the Board of Trustees of the Colorado Children's Chorale, a professional performing arts organization for children.

Robert S. Herlin, Age 62     Mr. Herlin was appointed to the Company’s Board of Directors on January 15, 2015. Mr. Herlin is also Chairman of the Board of Directors of Evolution Petroleum Corporation, Houston, Texas. He has served as a director of Evolution Petroleum since its inception in 2003, was elected Chairman of its Board of Directors in 2009 and served as Chief Executive Officer from inception through 2015. Evolution Petroleum’s common stock is registered under the Securities Exchange Act of 1934. Mr. Herlin also serves on the Board of Directors of Well Lift Inc., a private company that was spun off from Evolution Petroleum and is the owner and marketer of the GARP artificial lift technology. Mr. Herlin is also President of AVL Resources, LLC, a private energy company. Mr. Herlin has 30 years of experience in engineering, energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Since 2003 until early 2010, Mr. Herlin also served as a non-active Partner with Tatum CFO, a financial advisory firm that provides executive officers on a part-time or full-time basis to clients. From 2001 to 2003, Mr. Herlin served as Senior Vice President and Chief Financial Officer of Intercontinental Towers Corporation, an international wireless infrastructure venture. Mr. Herlin also served on the Board of Directors of Boots and Coots, Inc., an oil field services company, from 2003 until its sale to Halliburton Company in September 2010. Prior to 2001, Mr. Herlin served in various officer capacities for upstream and downstream oil and gas companies, both private and public. Mr. Herlin was recently appointed to the Advisory Board of the Rice Center for Engineering Leadership and previously served on the Engineering Advisory Board for the Brown School of Engineering at Rice University from 2013 to 2016. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and earned an MBA from Harvard University.

William A. Jolly, Age 63     Mr. Jolly was appointed to the Company’s Board of Directors on January 15, 2015. Mr. Jolly is a principal with Scarsdale Equities, a FINRA member broker/dealer in New York City where he focuses on providing innovative banking solutions for small cap companies. Mr. Jolly spent over 15 years with Procter & Gamble managing brands and subsidiaries in the U.S. and throughout Asia. Mr. Jolly then became Vice President for the Consumer Division of Scott Paper in Asia Pacific until it was acquired by Kimberly Clark. Mr. Jolly serves on the advisory board of ZetrOZ Systems, which develops non-invasive medical devices to accelerate tissue healing and relieve pain. Mr. Jolly currently is not currently serving on the board of any company with shares registered under the Securities Exchange Act of 1934. Mr. Jolly received his undergraduate degree from Duke University and his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

Richard A. Murphy, Age 47 Mr. Murphy was appointed to the Company’s Board of Directors on January 19, 2016. Mr. Murphy currently serves as the managing member of Cross River Capital Management, LLC the general partner of Cross River Partners, L.P., currently the largest stockholder of the Company. Mr. Murphy founded Cross River Partners, L.P. in April of 2002. Cross River Partners, L.P. invests in micro-cap and small-cap companies with market capitalizations up to $1.5 billion at the time of initial investment. Mr. Murphy’s primary responsibility as managing member is investment research, analysis of investment opportunities, and coordinating final investment decisions for Cross River Partners, L.P. Prior to founding Cross River Partners, L.P., Mr. Murphy was an analyst and asset portfolio manager with SunAmerica Asset Management, LLC from 1998 to 2002. Mr. Murphy also worked as an associate investment banker at ING Barings in its food and agricultural division in 1998 and he worked at Chase Manhattan Bank from 1992 to 1996. He also sat on the Advisory Board of CMS Bankcorp, Inc. and currently sits on the Applied Investment Management Board for the University of Notre Dame. Mr. Murphy is Chairman of the audit committee for Williston Holding Company, Inc. a non-reporting restaurant company. Mr. Murphy received his MBA from the University of Notre Dame – Mendoza College of Business in 1998 and his bachelor’s degree in political science from Gettysburg College in 1992. Mr. Murphy currently is not serving on the board of directors of any other company with its securities registered under the Securities Exchange Act of 1934.

If elected, each director will serve for a one-year term and until his successor is elected and qualified.

Board Member Nominee Selection Criteria

The Company believes that each of the persons nominated for reelection to the Board have the requisite experience, qualifications, attributes and skills to enable the Board of Directors to effectively satisfy its oversight responsibilities. With regard to the nominees (each of whom is currently a member of our Board) the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board:

•

Keith J. Behrens: Mr. Behrens was appointed to the Company’s Board of Directors on June 20, 2014 and Mr. Behrens accepted his appointment on July 15, 2014. Mr. Behrens has over 22 years of investment banking experience with major investment banking firms including Bear Stearns and Wasserstein Perella. He has focused most of his career in covering primarily exploration and production companies as well as other energy-related companies. The Board believes Mr. Behrens’ extensive experience in M&A transactions in the energy-related field is valuable in the continued development and growth of the Company.

•

Ian E. Dickinson: Mr. Dickinson was appointed to the Company’s Board of Directors on May 9, 2017. Mr. Dickinson brings a strong track record in the areas of private equity, oilfield service equipment, M&A, and finance. The Board believes Mr. Dickinson’s prior leadership experience in the oil field services and finance industries is valuable to the Board of Directors as a whole.

•

Christopher D. Haymons: Mr. Haymons was appointed to the Company’s Board of Directors on January 27, 2017 by unanimous consent of the Directors. The Board believes Mr. Haymons provides valuable transactional and analytical skills with respect to the oil field services industry within which the Company operates.

•

Robert S. Herlin: Mr. Herlin was appointed to the Company’s Board of Directors on January 15, 2015 by unanimous consent of the Directors. Mr. Herlin was appointed at the same time to the Audit Committee of the Company’s Board of Directors. Mr. Herlin has 30 years of experience in engineering, energy transactions, and operations and finance of companies in the oil and gas sector. The Board believes Mr. Herlin’s experience and knowledge in the oil and gas sector are valuable to the Board of Directors as a whole.

•

William A. Jolly: Mr. Jolly was appointed to the Company’s Board of Directors on January 15, 2015 by unanimous consent of the Directors. Mr. Jolly was appointed at the same time to the Audit Committee of the Company’s Board of Directors. Mr. Jolly has previously served as a board member for a public company -- Integrity Media, Inc. In addition, Mr. Jolly is a principal with Scarsdale Equities, a FINRA member broker/dealer in New York City where he focuses on providing innovative banking solutions for small cap companies. The Board believes Mr. Jolly’s experience and knowledge advising public companies and experience in banking solutions for small cap companies are valuable to the Board of Directors as a whole.

•

Richard A. Murphy: Mr. Murphy was appointed to the company’s Board of Directors on January 19, 2016 by unanimous consent of the Directors. Mr. Murphy is the managing member of the general partner of the Company’s largest stockholder, Cross River Partners L.P. and has experience analyzing and evaluating micro-cap companies. The Board believes Mr. Murphy’s years of experience advising emerging growth companies are value to the Board of Directors as a whole.

Vote Required and Recommendation

Each share will count as one vote cast for the election of directors, and abstentions and broker non-votes will not be counted. To be elected each director must receive a plurality of the votes cast at the Meeting—the six individuals with the most votes will be elected to the Board of Directors. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ slate of nominees. Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF MESSRS. BEHRENS, DICKINSON, HAYMONS, HERLIN, JOLLY, AND MURPHY.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected the accounting firm of EKS&H LLLP (“EKSH”) to serve as our independent registered public accounting firm for the 2017 fiscal year. We are asking our stockholders to ratify the selection of EKSH as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EKSH to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

To the Company’s knowledge, a representative from EKSH is expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Fees Billed

The following is a summary and description of fees for services provided by EKS&H for the years ended December 31, 2016 and 2015.

	2016	2015
Audit fees (1)	$135,000	$124,500
Audit-related fees (2)	38,000	—
Tax fees	—	—
All other fees (3)	9,325	925
Total	$182,325	$125,425

(1)

Audit Fees include professional services for the audit of our annual consolidated financial statements, reviews of the consolidated financial statements included in our Form 10-Q filings, audits of company provided employee benefit plans, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements including review of the consolidated financial statements incurred in conjunction with registration statements.

(3)	All other fees include amounts billed for consultation provided to the Company.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent public accountants, and pre-approves all audit services and permissible non-audit services to be provided to the Company by the independent public accountants. The Audit Committee may, in its discretion, delegate the authority to pre-approve all audit services and permissible non-audit services to the Chairman of the Audit Committee provided the Chairman reports any delegated pre-approvals to the Audit Committee at the next meeting thereof. The Audit Committee has not, however, adopted any specific policies and procedures for the engagement of non-audit services.

The Audit Committee approved of EKSH performing our audit and all other consultation services provided for the 2015 and 2016 fiscal years as set forth in table above.

Vote Required and Recommendation of Board

Proposal No. 2 requires the affirmative vote of a majority of the votes cast at the Meeting. If our stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. The Board considers EKSH to be well-qualified to serve as the independent auditor for the Company and EKSH has experience since 2010 in doing so. However, even if the selection is ratified, the Board of Directors, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF EKSH AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

CORPORATE GOVERNANCE

The Board is committed to sound and effective governance practices, which help us compete more effectively, sustain our success, and build long-term shareholder value. The Board reviews the Company's governance policies and business strategies, and advises and counsels the executive officers who manage the Company.

Meetings of the Board and Committees; Attendance at the Annual Meeting

The Board of Directors held 12 formal in-person or telephonic meetings during the fiscal year ended December 31, 2016 and acted by unanimous consent 3 times during 2016. The incumbent directors each attended 100% of the board meetings held during 2016. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company.

Board members are not required to attend the annual stockholder meeting. The Company last held an annual meeting of stockholders on September 29, 2016, and six Board members were in attendance, either in person or telephonically.

Committees of the Board

Audit Committee

The Board of Directors established the Audit Committee on May 29, 2013, in accordance with Section 3(a)(58)(A) of the Exchange Act and NYSE MKT Rule 803(B) as modified for smaller reporting companies by NYSE MKT Rule 801(h). The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.

The members of our Audit Committee are Messrs. Haymons, Jolly, and Herlin. Mr. Haymons is chairman of the Audit Committee. On May 1, 2017, the Board of Directors determined that Mr. Haymons, Mr. Jolly and Mr. Herlin were independent under SEC Rule 10A-3(b)(1) and NYSE MKT Rule 802(a). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. No members of the Audit Committee have been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC, because the Board believes that the Company’s status as a smaller reporting company does not require expertise beyond financial literacy. The Audit Committee held five meetings during the year ended December 31, 2016.

The Audit Committee meets quarterly with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

The Audit Committee has reviewed and discussed the audited financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, with Enservco management. The Audit Committee has discussed with the Company’s independent auditors EKS&H LLLP, (“EKSH”) the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T and has received written disclosures from EKSH required by the applicable requirements of the PCAOB regarding EKSH’s independence. The Audit Committee has discussed EKSH’s independence with representatives of EKSH. Based on that review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included with the Company’s Form 10-K for the fiscal year ended December 31, 2016.

We have adopted an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at http://www.enservco.com.

No Nominating Committee

Enservco has not established a nominating committee. Under the NYSE MKT Rule 804(a), if there is no nominating committee, nominations must be made by a majority of the independent directors. In accordance with this rule, the independent members of the Board of Directors are responsible for identifying and nominating appropriate persons to become members of the Board of Directors, as necessary. In identifying Board candidates, it is the Company's goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of the Company, while also reviewing other appropriate factors. Enservco believes that this method of identifying, evaluating, and nominating members to join the Board of Directors is appropriate given Enservco's status as a smaller reporting company.

In order to comply with the NYSE MKT rules, Enservco has adopted a nomination procedure in its Bylaws by which eligible stockholders may nominate a person to the Board of Directors. Such procedure was amended by the Board of Directors on March 16, 2015. That procedure is as follows:

Enservco will consider all recommendations from any person (or group) who holds and has (or collectively if a group have) held more than 5% of Enservco’s voting securities for longer than one year. Any stockholder who desires to submit a nomination of a person to stand for election of directors at the next annual or special meeting of the stockholders at which directors are to be elected must submit a notification of the stockholder’s intention to make a nomination (“Notification”) to Enservco’s corporate secretary by the date mentioned in the most recent proxy statement or information statement under the heading “Proposal From Stockholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5, and in that notification must provide the following additional information to Enservco:

•

Name, address, telephone number and other methods by which Enservco can contact the stockholder submitting the Notification and the total number of shares beneficially owned by the stockholder (as the term “beneficial ownership” is defined in SEC Rule 13d-3);

•

If the stockholder owns shares of Enservco’s voting stock other than on the records of Enservco, the stockholder must provide evidence that he or she owns such shares (which evidence may include a current statement from a brokerage house or other appropriate documentation);

•

Information from the stockholder regarding any intentions that he or she may have to attempt to make a change of control or to influence the direction of Enservco, and other information regarding the stockholder any other persons associated with the stockholder that would be required under Items 4 and 5 of SEC Schedule 14A were the stockholder or other persons associated with the stockholder making a solicitation subject to SEC Rule 14a-12(c); and

•	All information required by Item 7 of SEC Schedule 14A with respect to the proposed nominee, which shall be in a form reasonably acceptable to Enservco.

No Compensation Committee

Enservco has not established a compensation committee. Under the NYSE MKT Rule 805(a), if there is no compensation committee, compensation of the CEO must be determined, or recommended to the Board for determination, by a majority of independent directors of the company's Board of Directors. The CEO may not be present during voting or deliberations of his compensation. Additionally, NYSE MKT Rule 805(c)(1) enhances the independence requirements for directors in connection with compensation decisions, requiring that the Board “consider all factors specifically relevant to determining whether a director has a relationship to the listed company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member.” The Board of Directors determined that Messrs. Haymons, Jolly and Herlin are independent under this requirement. Their independence is considered at each Audit Committee meeting.

Pursuant to the NYSE MKT rules, the independent members of Enservco's Board of Directors determine the compensation of our Chief Executive Officer. The Board believes that this is appropriate given that Enservco is a smaller reporting company and these compensation decisions are made by the independent directors. The process and procedures for establishing executive compensation are discussed in the "Executive Compensation" and "Compensation of Directors" sections located elsewhere in this proxy statement.

Compensation Consultant

On February 5, 2016, the independent directors (acting in lieu of a compensation committee) determined to retain an independent compensation consultant. The independent directors subsequently retained Mr. Arlen Brammer as a compensation consultant. As part of Mr. Brammer’s engagement, the independent directors requested that Mr. Brammer develop a peer group of companies, perform analyses of competitive performance and compensation levels for the peer group for the three highest compensated executives and independent directors, and employment contract terms. Mr. Brammer, who reports directly to the independent directors and not to our management, is independent from us, has not provided any services to us other than to the independent directors, and receives compensation from us only for services provided to the independent directors. Mr. Brammer’s retention as a compensation consultant has not raised any conflict of interest under NYSE MKT Rule 805(c)(4).

Mr. Brammer’s report stated that, compared to the peer group, our top three executives were provided direct compensation that falls in the lowest quartile of the peer group. Based on industry conditions and trends, the report recommended no immediate increase in pay. The report also recommended utilization of equity or stock appreciation rights for current bonuses. Finally, with respect to long-term incentives (“LTI”), the report recommended the grant of restricted equity tied in part or in whole to the attainment of performance goals. The report recommended that the long term incentive awards should be similar to those in the peer companies. The report also recommended minor adjustments to the terms of the employment contracts with the named executive officers.

The Board and independent members of the Board of Directors conferred with regards to Mr. Brammer’s report and on May 5, 2016 granted options to the Company’s NEOs as reported in the Company’s Current Report on Form 8-K dated May 5, 2016 and filed with the SEC on May 11, 2016. Subsequently, a special committee of the Board of Directors was appointed to review the 2010 Stock Incentive Plan and awards granted under the 2010 Stock Incentive Plan in response to certain claims in a letter dated June 14, 2016 from attorney purporting to represent a stockholder of the Company. On July 7, 2016, the special committee approved the rescission (and forfeiture by the holders) of the certain option awards to granted in excess of the 2010 Stock Incentive Plan limits. The special committee also approved the grant of options subject to the stockholders approval of a new stock incentive plan, see the description below under the heading “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options.”

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has not designated a lead independent director. The roles of Chief Executive Officer and Chairman are presently separated, and Richard A. Murphy serves as the Chairman of the Board.

Board’s Role and the Role of the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that Enservco faces, the Board of Directors and Audit Committee are responsible for oversight of risk management. The full Board and the Audit Committee have responsibility for general oversight of risks facing the Company.  Specifically, the Audit Committee will review and assess the adequacy of Enservco’s risk management policies and procedures with regard to identification of Enservco’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee will also review and assess the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

Director Independence

The Company utilizes the definition of “independent director” as it is set forth in Section 803A(2) of the NYSE MKT Rules. Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the Board (including any relationships). Based on the foregoing criteria, Messrs. Behrens, Haymons, Herlin, Jolly, and Murphy are considered independent directors and were confirmed as such by the Board of Directors.

Further information regarding enhanced independence standards applicable to directors who serve on the Company's Audit Committee, and directors who participate in the determination of the compensation of our chief executive officer, can be found in the Corporate Governance section elsewhere in this proxy statement, under the headings "Audit Committee" and "No Compensation Committee".

Board of Directors – Composition, Qualifications and Attributes; Board Diversity

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively. The Company does not currently have a separate nominating (or similar) committee and, as further discussed above, given the Company’s small size, the Company does not yet believe such a committee is necessary. However, as the Company grows, it may consider establishing a separate nominating committee.

Under the NYSE MKT Rule 804(a), if there is no nominating committee, nominations must be made by a majority of the independent directors. In accordance with this rule, the independent members of the Board of Directors are responsible for identifying and appointing appropriate persons to become members of the Board of Directors, as necessary. In identifying Board candidates, it is the Company's goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of the Company, while also reviewing other appropriate factors. Enservco believes that this method of identifying, evaluating, and nominating members to join the Board of Directors is appropriate given Enservco's status as a smaller reporting company.

The Board of Directors does not have a formal diversity policy. The Board considers candidates that will make the Board as a whole reflective of a range of talents, skills, diversity, and experience.

Related Party Transactions Policy and Procedures

The Board has adopted a written policy that establishes a framework for the review and approval or ratification of transactions between the Company and its related parties and/or their respective affiliated entities. We refer to this policy as our "Related Party Transactions Policy". The Related Party Transactions Policy is available on our website at www.enservco.com.

Pursuant to this policy, "Related Parties" includes our executive officers and directors, any nominee for director, beneficial owners of 5% or greater of the Company's voting securities, and the immediate family members any of the foregoing persons. An "Immediate Family Member" of a Related Party means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person sharing a household with the Related Party, other than a tenant or employee.

A "Related Party Transaction" includes:

•	any transaction or relationship directly or indirectly involving a Related Party that would need to be disclosed under Item 404(a) of Regulation S-K;
•	any material amendment or modification to an existing Related Party Transaction; and
•	any transaction deemed by the directors or the Company's legal counsel to be a Related Party Transaction.

Under the Related Party Transactions Policy, Related Party Transactions are prohibited, unless approved or ratified by the disinterested directors of the Company. A Related Party Transaction entered into without pre-approval is not invalid, unenforceable, or in violation of the policy, provided that such transaction is brought to the disinterested directors as promptly as reasonably practical after it is entered into, and such transaction is ratified.

The Company's executive officers, directors, or nominees for director are required to promptly notify the Board of Directors and the Company's legal counsel of any proposed Related Party Transaction. The Company's disinterested directors will review such transaction, considering all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit and perceived benefit (or lack thereof) to the Company, opportunity costs of alternate transactions, the materiality and character of the Related Party's direct or indirect interest, and the actual or apparent conflict of interest of the Related Party. The disinterested directors shall not approve or ratify a Related Party Transaction unless they have determined that upon consideration of all relevant information, the proposed Related Party Transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

The following sets forth information regarding transactions between the Company (and its subsidiaries) and its officers, directors and significant stockholders since January 1, 2016 or otherwise outstanding as of the Record Date.

Cross River Partners, L.P. provides Letter of Credit to PNC Bank

On March 31, 2017, Cross River Partners, L.P., whose managing member is the Company’s Chairman, Richard A. Murphy, issued an irrevocable standby letter of credit in the face amount of $1,500,000 for the benefit of PNC Bank. The letter of credit was issued in connection with the tenth amendment to the Company’s Amended and Restated Revolving Credit and Security Agreement with PNC Bank. PNC has the ability to make a drawing under the letter of credit and apply all of the proceeds of the letter of credit to pay down the principal balance of the revolving credit facility. It is expected that the letter of credit will be converted into subordinated debt with an expected maturity date of April 2022 and a stated interest rate of 10% per annum and a five-year warrant to purchase approximately 965,000 shares of our common stock at an exercise price of approximately $.31 per share.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are known to be contemplated by governmental authorities against any director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires Enservco’s directors and officers and any persons who own more than ten percent of Enservco’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). All directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed. Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2016, we believe that during the Company’s 2016 fiscal year all of our named executive officers, directors, and greater than ten percent stockholders filed the required reports on a timely basis under Section 16(a) of the 1934 Act.

Code of Business Conduct and Whistleblower Policy

On July 27, 2010, our Board of Directors adopted a Code of Business Conduct and Whistleblower Policy (the “Code of Conduct”) which the Board updated on May 29, 2013. The Code of Conduct applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct establishes standards and guidelines to assist our directors, officers, and employees in complying with both the Company’s corporate policies and with the law and is posted at our website: www.enservco.com. Additionally, a copy of our Code of Conduct was filed as an exhibit to our Current Report on Form 8-K dated July 27, 2010 and the amended Code of Conduct was filed as an exhibit to a Current Report on Form 8-K dated May 29, 2013.

Insider Trading Policy

On June 22, 2016, our Board of Directors approved a new Insider Trading Policy. The Insider Trading Policy applies to all of our officers, directors, and employees. Our Insider Trading Policy is posted at our website: www.enservco.com. Additionally, a copy of our Insider Trading Policy was filed as an exhibit to our Current Report on Form 8-K dated June 22, 2016.

Policy on Trading Blackout Period

On August 16, 2013, our Board of Directors adopted a Policy on Trading Blackout Periods; Benefits Plans; and Section 16 Reporting (the “Blackout Policy”), which the Board amended on June 25, 2015. The Blackout Policy applies to all of our officers, directors, and employees. Our Blackout Policy is posted at our website www.enservco.com. In addition, a copy of Blackout Policy was filed as an exhibit to our Current Report on Form 8-K, dated June 25, 2015.

EXECUTIVE OFFICERS

The age, business experience, and current position of each person who currently serves as an executive officer of Enservco are as follows.

Ian E. Dickinson, Age 44          Mr. Dickinson was appointed as the Company’s President and Chief Executive Officer and as a member of the Board of Directors on May 9, 2017. Mr. Dickinson joins the Company from Caddis Capital Investments, LLC (“Caddis”), an actively managed private equity firm, where he has been a partner since July, 2016. Prior to joining Caddis, Mr. Dickinson served as President and Chief Executive Officer of Premier Oilfield Equipment Company (“Premier”) from its acquisition by Altira Group, LLC in February, 2012, until July, 2016. Prior to that, Mr. Dickinson served as Senior Vice President of Finance at Startek, Inc. (“SRT”), a global contact center outsource services provider, from March 2011 until February, 2012, and as Managing Director at Slalom Consulting, LLC, leading the CFO Advisory Services practice from October, 2009 until March, 2011. His previous experience includes CFO and corporate development roles at several private equity and venture capital backed companies. Mr. Dickinson began his career in various and expanding leadership roles in finance and M&A at Quest Communications (acquired by CenturyLink), Nextel (acquired by Sprint), and ADT Security Services. Mr. Dickinson is a member of Young President Organization – Colorado Chapter, and currently serves on the Board of Directors of Fox Management, LLC (a non-reporting company) and the ACE Scholarships Advisory Board. Mr. Dickinson is a graduate of Fort Lewis College in Durango, Colorado.

Robert J. Devers, Age 54          Mr. Devers has served as the Company’s Chief Financial Officer and Treasurer since he was appointed by the Board of Directors on April 29, 2013. Prior to joining the Company, Mr. Devers spent two years as an independent consultant providing finance and accounting services to public companies in the mining and beverage distribution sectors. From June 2007 to April 2011, Mr. Devers served as Chief Financial Officer of Silver Bull Resources, a mineral exploration company that was listed on both the NYSE MKT and TSX. Additionally, Mr. Devers served as Senior Director – Financial Analysis and Internal Audit of The Broe Companies Inc., a large privately held international company in the Denver area with investments in real estate, transportation, mining, and oil and gas exploration. He has also served as a corporate officer and financial executive for several other privately-held and publicly traded companies. Earlier in his career, Mr. Devers spent three years in public accounting with a regional firm that specialized in publicly held oil and gas exploration and production companies. Mr. Devers received a Bachelor of Arts degree in Accounting from Western State College.

Austin Peitz, Age 38     Mr. Peitz serves as Senior Vice President of Field Operations of the Company and has been a significant employee of the Company for a substantial period of time. Mr. Peitz has worked for Heat Waves Hot Oil Service, LLC since October 1999 and has been involved in nearly all aspects of operations since that time. In his current position as Senior Vice President of Field Operations, Mr. Peitz is in charge of overseeing and coordinating field operations.

Significant Employees

There are no significant employees of Enservco other than its executive officers named above.

EXECUTIVE COMPENSATION

The following table sets out the compensation received for the fiscal years ended December 31, 2016 and 2015 in respect to each of the individuals who served as the Company’s chief executive officer at any time during the last fiscal year, as well as the Company’s most highly compensated executive officers (collectively referred to herein as the “NEOs”). The table does not include transactions subsequent to December 31, 2016.

Name and Principal Position	Fiscal Year	Salary	Bonus and Other		Stock Awards	Option Awards (1)		Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Plan Compensation	All Other Compensation (2)	Total
Rick D. Kasch	2016	$260,466	-		$-	$277,851	(3)	$-	$-	$49,591	$587,908
Chairman, CEO and President	2015	$260,466	85,000	(4)	$-	$249,423	(5)	$-	$-	$38,173	$633,062

Austin Peitz	2016	$176,423	45,000	(6)	$-	$67,958	(7)	$-	$-	$17,993	$307,374
Senior Vice President of Field Operations	2015	$165,193	165,000	(8)	$-	$190,036	(9)	$-	$-	$15,338	$535,567

Robert Devers	2016	$175,000	-		$-	$42,474	(10)	$-	$-	$18,731	$236,205
CFO and Treasurer	2015	$175,000	50,000	(11)	$-	$166,282	(12)	$-	$-	$18,865	$410,147

(1) Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See Note 10 to the consolidated financial statements set forth in the Annual Report on Form 10-K for the fiscal year ending December 31, 2016 for a discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2) Represents: (i) automobile expenses; (ii) health, life, dental and vision insurance premiums; and (iii) matching contributions to the Company’s 401(k) plan incurred on behalf of Mr. Kasch, Mr. Peitz and Mr. Devers by the Company.

(3) Amount represents calculated fair value of stock options to purchase an aggregate of 850,000 shares of common stock in May 2016 which options to acquire 366,667 shares vested on December 31, 2016; options to acquire 366,667 vest on December 31, 2017, and options to acquire 116,666 vest on December 31, 2018.

(4) Amount includes a discretionary cash bonus to Mr. Kasch in the amount of $85,000 granted in April 2015 after reviewing a compensation study prepared by Burns Figa & Will. The board of directors did not grant a discretionary bonuses in fiscal 2014 as it was awaiting conclusion of the above mentioned compensation study.

(5) Amount represents calculated fair value of stock options to purchase an aggregate of 210,000 shares of common stock in April 2015 which vest one third on each anniversary through April 2018.

(6) Amount includes $45,000 of discretionary quarterly bonuses paid to Mr. Peitz pursuant to revised employment agreement effective April 1, 2015. As part of the revised employment agreement, Mr. Peitz agreed to reduce his base salary from $192,938 to $150,000. On May 15, 2016, Mr. Peitz agreed to return to his base salary of $192,938 and to eliminate his discretionary quarterly bonuses.

(7) Amount represents calculated fair value of stock options to purchase an aggregate of 200,000 shares of common stock in May 2016 which options to acquire 66,667 shares vested on December 31, 2016; options to acquire 66,667 vest on December 31, 2017, and options to acquire 66,666 vest on December 31, 2018.

(8) Amount includes (i) a discretionary cash bonus to Mr. Peitz in the amount of $75,000 granted in April 2015 after reviewing a compensation study prepared by Burns Figa & Will, and (ii) $90,000 of discretionary quarterly bonuses paid to Mr. Peitz pursuant to revised employment agreement effective April 1, 2015.

(9) Amount represents calculated fair value of stock options to purchase an aggregate of 160,000 shares of common stock in April 2015 which vest one third on each anniversary through April 2018.

(10) Amount represents calculated fair value of stock options to purchase an aggregate of 125,000 shares of common stock in May 2016 which options to acquire 41,667 shares vested on December 31, 2016; options to acquire 41,667 vest on December 31, 2017, and options to acquire 41,666 vest on December 31, 2018.

(11) Amount includes a discretionary cash bonus to Mr. Devers in the amount of $50,000 granted in April 2015 after reviewing a compensation study prepared by Burns Figa & Will. The board of directors did not grant a discretionary bonuses in fiscal 2014 as it was awaiting conclusion of the above mentioned compensation study.

(12) Amount represents calculated fair value of stock options to purchase an aggregate of 140,000 shares of common stock in April 2015 which vest one third on each anniversary through April 2018.

Narrative Disclosure to Summary Compensation Table

The independent members of the Board of Directors acting in lieu of a compensation committee, are charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers. During the fiscal year 2016, the Board of Directors directed its former outside legal counsel to prepare a compensation report to aid the independent directors in reviewing and analyzing the structure and terms of the compensation payable to the Company’s directors and executive officers based on public data of peer group companies. During 2015, however, there were no compensation decisions to be made by the Board of Directors since the contracts for the named executive officers extended through June 30, 2016, as described below.

In February 2016, the Board of Directors engaged Mr. Arlen Brammer as an independent compensation consultant to prepare a compensation report for the independent members of the Board of Directors to consider in connection with reconsideration of the existing employment agreements with the named executive officers which extend through June 30, 2016 as described below.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.     The executive's leadership and operational performance and potential to enhance long-term value to the Company's stockholders;

2.     The company's financial resources, results of operations, and financial projections;

3.     Performance compared to the financial, operational, and strategic goals established for the Company;

4.     The nature, scope, and level of the executive's responsibilities;

5.     Competitive market compensation paid by other companies for similar positions, experience, and performance levels; and

6.     The executive's current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward. The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive. In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

■     Base salary;

■     Discretionary cash bonuses;

■     Stock option awards and/or equity based compensation; and

■     Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Board of Directors believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

The Company’s named executive officers (being Messrs. Devers and Peitz and, until May 5, 2017, Mr. Kasch) receive base salaries in accordance with the terms of their respective employment agreements (which are described below). On July 1, 2015, the Company’s named executive officers agreed to forego annual increases in each of their base salaries as provided for in their previous employment agreements in an effort to reduce costs due to deteriorating industry conditions.

Discretionary Annual Bonus. Discretionary cash bonuses are another prong of our compensation plan. The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

The employment agreements we have entered into with certain of our executive officers provide that each is eligible to receive a discretionary cash bonus. Such bonuses are to be considered and determined by the Board of Directors, and paid during the ninety-day period beginning February 1 of the year following that year for which the bonus was earned.

Stock Option Plan Benefits. Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans. The Company believes that equity-based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint. At the present time, we have one active equity incentive plan for our management and employees, the 2016 Stock Incentive Plan, and one dormant equity incentive plan for our management and employees, the 2010 Stock Incentive Plan, pursuant to which there are still outstanding awards.

We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

The Company has granted stock options to each of its executive officers as described above in the table entitled “Security Ownership of Management, Directors, and Certain Beneficial Owners” and below in the table entitled “Stock Options, Stock Awards, and Equity Incentive Plans.”

Forfeiture and Grant of Stock Options. The Board of Directors granted stock options to Messrs. Kasch, Peitz, and Devers for fiscal years 2014 and 2015 under the 2010 Stock Incentive Plan (the “2010 Plan”). Subsequently, on June 17, 2016, the Board of Directors appointed a special committee of disinterested directors (the “Special Committee”) to address certain claims in a letter dated June 14, 2016 from an attorney purporting to represent a stockholder of the Company regarding the 2010 Plan and equity awards granted thereunder. After investigation and consultation with its counsel, the Special Committee verified that certain stock options granted under the 2010 Plan had exceeded applicable limitations on grants in the 2010 Plan.

On July 7, 2016, the Special Committee unanimously approved: (a) the rescission (and forfeiture by the holders) of certain stock option awards to purchase 2,560,000 shares of the Company’s common stock that had been granted to named executive officers Rick Kasch, Robert Devers, and Austin Peitz, and to directors Keith Behrens and Steve Oppenheim in excess of the 2010 Plan’s limitations (“Excess Options”), and (b) the grant of new options to purchase 1,960,000 shares of the Company’s common stock (the “New Options”), pursuant to a new stock incentive plan to be approved by the Board of Directors, the 2016 Stock Incentive Plan (the “2016 Plan”). The New Options were also subject to: (i) each of the subject optionees entering into the letter agreements (disclosed below) with the Company and (ii) stockholder approval of the 2016 Plan.

In connection with its approval of the grant of the New Options as described above, the Special Committee considered, among other things: (1) the fact that, because all of the New Options were replacing previously outstanding options, these transactions will not have a significant impact on dilution for the Company’s stockholders, (2) the fact that any compensation granted instead of granting the New Options would likely have involved expenditure of a significant amount of cash, which would not be in the best interests of the Company, (3) the fact that any compensation granted instead of granting the New Options might not have provided the same level of incentives to the recipients as the Excess Options and (4) the fact that the New Options were granted subject to stockholder approval of the 2016 Plan.

Subsequently, on July 18, 2016, the Board of Directors unanimously approved the adoption of the 2016 Plan. The stockholders approved the 2016 Plan at the Adjourned Annual Meeting of Stockholders held on September 29, 2016.

Also on July 18, 2016, the Company entered into letter agreements with Messrs. Kasch, Devers, Peitz, Behrens and Oppenheim. Pursuant to the letter agreements, each such officer/director agreed to forfeit his Excess Options. The Company agreed to grant the New Options pursuant to new stock option agreements that provide for vesting on substantially the same schedule as the Excess Options would have vested but could not be exercised prior to stockholder approval of the 2016 Plan. The exercise price of the New Options is the greater of the original exercise price of the Excess Options or the closing market price on July 7, 2016, the date the Special Committee approved the grant of the New Options. Under the letter agreements, the termination date of each New Option is the termination date of the rescinded option, except that if the termination date of the rescinded option is prior to the two-year anniversary of the date of the letter agreement, then the termination date of the New Option is extended six months past the termination date of the rescinded option. Further, the Company agreed to submit the 2016 Plan to the stockholders of the Company for approval as soon as reasonably possible. As noted above, the Company submitted the 2016 Plan to the stockholders of the Company on September 29, 2016, and it was approved.

Pursuant to the letter agreements, the option holders agreed to the rescission of Excess Options, and the Company granted new options, as follows:

■    Rescinded stock options to purchase an aggregate of 1,785,000 shares of common stock granted to Rick Kasch, President, Chief Executive Officer and Chairman of the Board, and granted Mr. Kasch new stock options to purchase an aggregate of 1,185,000 shares of common stock;

■    Rescinded stock options to purchase an aggregate of 165,000 shares of common stock granted to Robert Devers, Chief Financial Officer and Treasurer, and granted Mr. Devers new stock options to purchase an aggregate of 165,000 shares of common stock;

■    Rescinded stock options to purchase an aggregate of 360,000 shares of common stock, granted to Austin Peitz, Senior Vice President of Operations, and granted Mr. Peitz new stock options to purchase an aggregate of 360,000 shares of common stock;

■    Rescinded stock options to purchase an aggregate of 100,000 shares of common stock granted to Keith Behrens, Director, and granted Mr. Behrens new stock options to purchase an aggregate of 100,000 shares of common stock; and

■    Rescinded stock options to purchase an aggregate of 150,000 shares of common stock granted to Steve Oppenheim, former Director, and granted Mr. Oppenheim new stock options to purchase an aggregate of 150,000 shares of common stock.

Other Compensation/Benefits. Another element of the overall compensation is through providing our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers. Additionally, the Company provides Messrs. Peitz and Kasch with an automobile (Peitz) or an automobile allowance (Kasch). Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Declared Discretionary Bonuses

The Board of Directors did not award any discretionary bonuses for the 2016 or 2015 fiscal years to Messrs. Kasch, Devers, and Peitz. Mr. Peitz did receive bonuses in the amount of $45,000 during fiscal 2016 related to a formulaic bonus program entered into in April 2015 pursuant to amendment to his employment agreement which reduced his salary by $42,938. As of June 22, 2016, Mr. Peitz entered into a new employment agreement with the Company (described below) that terminated the formulaic bonus program.

Based on a compensation report prepared by the Company’s outside counsel, and after analyzing the structure and terms of compensation payable to similar executive officers within the peer group of companies, the Board of Directors (upon recommendation of the independent directors) declared discretionary bonuses related to fiscal year 2014 to the NEOs in the first quarter of 2015 in the total amount of $210,000.

Employment Agreements

We have entered into employment agreements with certain Company officers, being Messrs. Kasch, Peitz, and Devers.

Rick Kasch – Mr. Kasch served as Chief Executive Officer and President of the Company until his resignation on May 5, 2017. He entered into an employment agreement with the Company on June 22, 2016 (the “Kasch Employment Agreement”) to replace his prior employment agreement with the Company dated July 27, 2010, as amended. In connection with his resignation, Mr. Kasch entered into an Executive Severance Agreement with the Company on May 5, 2017 (the “Severance Agreement”). The Severance Agreement provides for certain modified severance compensation and benefits to Mr. Kasch in lieu of the and in settlement of the compensation to be paid to Mr. Kasch pursuant to the Kasch Employment Agreement.

Pursuant to the terms of the Severance Agreement, the Company will pay Mr. Kasch his base salary through May 31, 2017 in accordance with the normal schedule for such payment, subject to Mr. Kasch’s agreement that such salary shall be reduced to 50% of his base salary effective May 5, 2017. On the next regular payday of the Company following May 31, 2017, the Company will pay Mr. Kasch any remaining balance of the accrued and unpaid amount of his reduced base salary, together with benefits, including unused vacation days (which amount to $25,044.78) and expense reimbursements which are then due and payable under the Kasch Employment Agreement. In addition, provided that Mr. Kasch does not exercise his right to revoke the Severance Agreement within seven days of its execution, Mr. Kasch will receive the following severance payments, subject to applicable employer and employee withholding by the Company: (i) payment to Mr. Kasch of $391,000 as follows: (x) an initial payment in the amount of $120,000 on May 31, 2017 and (y) the balance of $271,000 payable in 11 equal monthly installments of $24,636.36 commencing on July 1, 2017 with a final installment of the balance then due on June 1, 2018; (ii) a bonus payment of $120,000 on or before April 1, 2018; (iii) a lump sum representing the automobile allowance pursuant to the Kasch Employment Agreement in the amount of $25,199.85 on the first payday following May 5, 2017; (iv) a lump sum representing health care benefits pursuant to the Kasch Employment Agreement in the amount of $18,793.71 on the first payday following May 5, 2017; and (v) a lump sum representing 401(k) matching benefits in the amount of $21,839.48 on the first payday following May 5, 2017. Finally, all non-vested stock options held by Mr. Kasch immediately vested on May 5, 2017 and, in accordance with the agreements establishing such options, Mr. Kasch will have three months from and after May 5, 2017 to exercise his options in accordance with the applicable agreements.

Mr. Kasch will continue to serve as a consultant to the Company until June 30, 2017 (the “Separation Date”). Additionally, Mr. Kasch will cooperate and consult with the Company and its executive officers and the Board after the Separation Date, on an as-needed basis, at no cost to the Company, for up to 20 hours per month, through August 31, 2017.

The Severance Agreement contains other standard provisions contained in agreements of this nature including restrictive covenants concerning confidentiality, non-competition, non-solicitation and non-disparagement, and a general release of any and all claims Mr. Kasch may have against the Company, its directors, officers and associated persons.

Austin Peitz – Mr. Peitz is Senior Vice President of Field Operations of the Company. He entered into an employment agreement with the Company on June 22, 2016 to replace his prior employment agreement with the Company dated July 27, 2010, as amended. Mr. Peitz’s new employment agreement has a term of July 1, 2016 through June 30, 2017, and is automatically renewed thereafter on a year-to-year basis unless Enservco or Mr. Peitz provides the other with 60 days’ notice of non-renewal or the agreement is otherwise terminated. The agreement provides for an annual base salary equal to the base salary received by Mr. Peitz under his prior employment agreement – $192,938. Additionally, the Company provides Mr. Peitz with an automobile. The employment agreement also provides for standard employment benefits and contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions as well as eligibility for discretionary bonuses and longer term incentive awards.

Mr. Peitz’s employment agreement also provides for severance compensation if his employment is terminated for the following reasons:

1.             A termination without cause - If Mr. Peitz is terminated without cause he will be entitled to receive a lump sum payment in an amount equal to 12 months of his base salary plus a bonus equal to the greater of (a) his most recent annual bonus or (b) six months of base salary. In addition, Mr. Peitz will be entitled to health benefits for a period of 12 months, and all unvested options will vest. Termination without cause includes a material reduction in Mr. Peitz’s responsibilities; termination without cause entitling Mr. Peitz to those benefits also includes non-renewal of Mr. Peitz’s employment agreement by the Company.

2.             A termination upon a change of control - If Mr. Peitz resigns (or is effectively terminated without cause) within 12 months following a change of control event, he will be entitled to receive a lump sum payment in an amount equal to 12 months of his base salary plus a bonus equal to the greater of (a) the sum of his two most recent annual bonuses or (b) six months of base salary. In addition, Mr. Peitz will be entitled to health benefits for a period of 12 months, and all unvested options will vest.

Robert Devers – Mr. Devers became the Chief Financial Officer of the Company on April 29, 2013. He entered into an employment agreement with the Company on June 22, 2016 to replace his prior employment agreement with the Company dated April 29, 2013, as amended. The new employment agreement has a term of July 1, 2016 through June 30, 2017, and is automatically renewed thereafter on a year-to-year basis unless Enservco or Mr. Devers provides the other with 60 days’ notice of non-renewal or the agreement is otherwise terminated. The agreement provides for an annual base salary equal to the base salary received by Mr. Devers under his prior employment agreement – $175,000. The employment agreement also provides for standard employment benefits and contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions as well as eligibility for discretionary bonuses and longer term incentive awards.

Mr. Devers’ employment agreement also provides for severance compensation if his employment is terminated for the following reasons:

1.             A termination without cause - If Mr. Devers is terminated without cause he will be entitled to receive a lump sum payment in an amount equal to 18 months of his base salary plus a bonus equal to the greater of (a) his most recent annual bonus or (b) six months of base salary. In addition, Mr. Devers will be entitled to health benefits for a period of 18 months, and all unvested options will vest. Termination without cause includes a material reduction in Mr. Devers responsibilities or non-renewal of Mr. Devers employment agreement by the Company.

2.             A termination upon a change of control - If Mr. Devers resigns (or is effectively terminated without cause) within 12 months following a change of control event, he will be entitled to receive a lump sum payment in an amount equal to 18 months of his base salary plus a bonus equal to the greater of (a) the sum of his two most recent annual bonuses or (b) six months of base salary. In addition, Mr. Devers will be entitled to health benefits for a period of 18 months, and all unvested options will vest.

Stock Options, Stock Awards, and Equity Incentive Plans

In accordance with the Company’s stock incentive plans the Company granted certain of its executive officers stock options during the Company’s 2016 fiscal year. No other equity based awards were granted to executive officers during the fiscal year. On July 7, 2016, certain options were rescinded and certain options were given subject to stockholder approval of a new 2016 Stock Incentive Plan (“2016 Plan”), see the description above under the heading “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options.” The 2016 Plan was approved by stockholders on September 29, 2016.

The following table sets forth the outstanding equity awards for each named executive officer at December 31, 2016, and does not include transactions subsequent to December 31, 2016 as set forth in the footnotes to the table.

	Number of Securities
	Underlying Unexercised
	Options(1)		Option	Option
			Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Rick Kasch	100,000	-	$0.46	06/06/2017
	325,000	-	$0.65	12/05/2017
	140,000	70,000	$1.74	04/08/2020
	100,000	-	$0.60	05/05/2021
	266,667	483,333	$0.65	05/05/2021
	931.667	553,333

Austin Peitz	100,000	-	$0.46	06/30/2017
	200,000	-	$0.65	12/30/2017
	50,000	-	$0.70	01/23/2018
	106,666	53,334	$1.74	04/08/2020
	66,667	33,333	$0.60	05/05/2021
	-	100,000	$0.65	05/05/2021
	523,333	186,667

Robert J. Devers	100,000	-	$1.27	04/29/2018
	50,000	-	$1.27	10/29/2018
	50,000	-	$1.00	07/25/2018
	50,000	-	$2.25	01/30/2019
	93,333	46,667	$1.74	04/08/2020
	41,667	58,333	$0.60	05/05/2021
	-	25,000	$0.65	05/05/2021
	385,000	130,000

(1)	Consists of options granted under 2010 Stock Incentive Plan and 2016 Stock Option Plan.

 Risks of Compensation Programs

The Company’s equity-based compensation is performance-based in that the issued stock options become valuable as the stockholders’ returns (measured by stock price) increase. Furthermore, in all cases, options granted to the Company’s employees include time-based vesting. The Company believes that this vesting, coupled with the internal controls and oversight of the risk elements of its business, have minimized the possibility that the compensation programs and practices will have a material adverse effect on the Company and its financial, and operational, performance.

COMPENSATION OF DIRECTORS

Each member of the Board of Directors receives a quarterly director fee of $7,000. Directors who are members of the Board's Audit Committee receive an additional fee of $1,000 per quarter. As chair of the Audit Committee, Mr. Haymons receives an additional fee of $3,000 per quarter. Mr. Kasch is an employee of the Company and is not paid for his service as a member of the Board of Directors.

The table below reflects compensation paid to the non-employee members of the Board during the year ended December 31, 2016:

	Fees
	Earned or	Options	All Other
	Paid in	Awards	Compensation
Director	Cash	(1)	Awards	Total

Steven P. Oppenheim (2)	$44,000	$--	$--	$44,000

Keith J. Behrens (3)	$28,000	$--	$--	$28,000

Rich A. Murphy (4)	$26,439	$20,918	$--	$47,357

William A. Jolly (5)	$32,000	$--	$--	$32,000

Robert S. Herlin (6)	$32,000	$--	$--	$32,000

(1)

Amounts represent the calculated fair value of stock options granted to the named directors based on provisions of ASC 718-10, Stock Compensation. See Note 10 to the consolidated financial statements for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)

Mr. Oppenheim received fees in the amount of $44,000 in 2016 for serving as a director and chair of the audit committee of the Board of Directors. Mr. Oppenheim was granted an option to acquire 200,000 shares of Company common stock in April 2013. The option is exercisable for a five-year term at $1.27 per share, and vested in full as of April 29, 2013. Mr. Oppenheim was also granted an option to acquire 50,000 shares of Company common stock in July 2013. The option is exercisable for a five-year term at $1.00 per share, and vested in full as of the date of grant. The Company recorded expense of $220,138 in 2014 related to the issuance of the options. As described under “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options,” in July 2016 Mr. Oppenheim forfeited options to acquire 150,000 shares of common stock and received new options to acquire 150,000 shares, subject to stockholder approval of the 2016 Plan. Mr. Oppenheim retired from his director position and his position as the chairman of the Audit Committee on January 24, 2017.

(3)

Mr. Behrens was appointed to the Board of Directors on July 15, 2014 and received fees in the amount of $28,000 in 2016 for serving as a director. Mr. Behrens was granted an option to acquire 200,000 shares of Company common stock in July 2014. The option is exercisable for a five year term at $2.49 per share, and vested in fully upon grant. The Company recorded expense of $321,907 in 2014 related to the issuance of the options. As described under “Narrative Disclosure to Summary Compensation Table – Forfeiture and Grant of Stock Options,” in July 2016 Mr. Behrens forfeited options to acquire 100,000 shares of common stock and received new options to acquire 100,000 shares, subject to stockholder approval of the 2016 Plan.

(4)

Mr. Murphy was appointed to the Board of Directors on January 18, 2016 and received fees in the amount of $29,439 in 2016 for serving as a director. Mr. Murphy was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 18, 2021 at a strike price of $0.37 per share. The Company recorded expense of $20,918 in 2016 related to the issuance of the options.

(5)

Mr. Jolly was appointed to the Board of Directors on January 15, 2015 and received fees in the amount of $32,000 in 2016 for serving as a director. Mr. Jolly was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 15, 2020 at a strike price of $1.79 per share. The Company recorded expense of $60,593 in 2015 related to the issuance of the options.

(6)

Mr. Herlin was appointed to the Board of Directors on January 15, 2015 and received fees in the amount of $32,000 in 2016 for serving as a director. Mr. Herlin was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 15, 2020 at a strike price of $1.79 per share. The Company recorded expense of $60,593 in 2015 related to the issuance of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance as of December 31, 2016:

Plan Category And Description	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Security Holders	4,211,168	(1)	$1.09	8,431,711	(3)

Equity Compensation Plans Not Approved by Security Holders	180,001	(2)	$0.57	—

Total	4,391,169		$1.07	8,431,711

(1) Represents (i) 1,960,000 unexercised options outstanding under the Company’s 2016 Stock Incentive Plan, and (ii) 2,251,168 unexercised options under the Company’s frozen 2010 Stock Incentive Plan.

(2) Consists of: (i) warrants issued November 2012 to the principals of the Company’s existing investor relations firm to acquire 112,500 shares of Company common stock exercisable at $0.55 per share, (ii) warrants issued November 2012 in conjunction with stock subscription agreements executed with equity investors to acquire 37,501 shares of Company common stock exercisable at $0.55 per share and (iii) warrants issued in June 2016 to the principals of the Company’s existing investor relations firm to acquire 30,000 shares of Company common stock exercisable at $0.70 per share.

(3) Calculated as 10,391,711 shares of common stock reserved for the 2016 Stock Incentive Plan less 1,960,000 options outstanding under the 2016 Plan.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Annual Report

Available with this Proxy Statement (and available on the Internet as stated above) is the Company’s 2016 Annual Report to Stockholders on Form 10-K and Form 10-K/A.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2016, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov and at the Company’s website, http://www.enservco.com. Our Annual Report on Form 10-K for the year ended December 31, 2016, and other reports filed under the Securities Exchange Act of 1934, are also available to any stockholder at no cost upon request to: Corporate Secretary, Enservco Corporation, 501 South Cherry Street, Suite 1000, Denver, Colorado 80246; Phone: (866) 998-8731.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the stockholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Proxy Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the Proxy Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Proxy Statement, to the Company at Corporate Secretary, Enservco Corporation, 501 South Cherry Street, Suite 1000, Denver, CO 80246; Phone: (866) 998-8731.

If multiple stockholders sharing an address have received one copy of this Proxy Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s Corporate Secretary in the same manner as described above. Additionally, if current stockholders with a shared address received multiple copies of this Proxy Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s Corporate Secretary in the same manner.

STOCKHOLDER PROPOSALS

Enservco Corporation anticipates its next Annual Meeting of Stockholders will be held in June of 2018. Under Rule 14a-8, if a stockholder wants us to include a proposal in our proxy statement for presentation at our 2018 Annual Meeting of Stockholders, the proposal must be received by us by December 29, 2017. If the date of our 2018 Annual Meeting of Stockholders is more than 30 days from the anniversary date of our 2017 Annual Meeting of Stockholders, stockholders who wish to submit proposals for the 2018 Annual Meeting of Stockholders must submit such proposals a reasonable amount of time before we print and mail our proxy materials for the 2018 Annual Meeting of Stockholders. All proposals should be addressed to Enservco Corporation, Attention: Corporate Secretary, 501 South Cherry Street, Suite 1000, Denver, CO 80246. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the meeting materials in accordance with applicable law. It is suggested that stockholders submit such proposals by certified mail, return receipt requested.

BY ORDER OF THE BOARD OF DIRECTORS:

ENSERVCO CORPORATION

Richard A. Murphy, Chairman of the Board of Directors

Appendix A

Proxy Card from Computershare.

ENSERVCO

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 21, 2017.

Vote by Internet

- Go to **www.investorvote.com/ENSV**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Keith J. Behrens	☐	☐	02 - Robert S. Herlin	☐	☐	03 - William A. Jolly	☐	☐
04 - Ian Dickinson	☐	☐	05 - Richard A. Murphy	☐	☐	06 - Christopher D. Haymons	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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1UPX 3281791

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2017 Annual Meeting Admission Ticket

2017 Annual Meeting of
Enservco Corporation Shareholders

June 21, 2017, 10:00 a.m. Mountain Time
501 S. Cherry Street, Suite 100
Denver, CO. 80246

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ENSERVCO

Proxy — Enservco Corporation

Notice of 2017 Annual Meeting of Stockholders

501 S. Cherry Street, Suite 100 Denver, CO 80246
Proxy Solicited by Board of Directors for Annual Meeting – June 21, 2017

CFO and Secretary Robert Devers or Assistant Secretary Amanda Dalbey, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Enservco Corporation to be held on June 21, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by as directed by the stockholder. If no such directions are indicated, this proxy will have be voted FOR the election of the nominees named in Item 1. Election of Directors; FOR Item 2. Ratification and approval of EKS&H as Enservco's, independent registered accounting firm for the year ended December 31, 2017.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.